EXHIBIT 21.

Subsidiaries of Bristol-Myers Squibb Company

345 Park LLC
A.G. Medical Services, P.A.
Adnexus, a Bristol-Myers Squibb R&D Company
Allard Labs Acquisition G.P.
Amira Pharmaceuticals, Inc.
Apothecon LLC
Blisa Acquisition G.P.
BMS Benelux Holdings B.V.
BMS Bermuda Nominees L.L.C.
BMS Data Acquisition Company LLC
BMS Forex Company
B-MS GeneRx
BMS Holdings
BMS Holdings Spain, S.L.
BMS International Insurance Company Limited
BMS Investco SAS
BMS Korea Holdings L.L.C.
BMS Latin American Nominees L.L.C.
BMS Luxembourg Partners L.L.C.
BMS Omega Bermuda Holdings Finance Ltd.
BMS Pharmaceutical Korea Limited
BMS Pharmaceuticals Germany Holdings B.V.
BMS Pharmaceuticals International Holdings Netherlands B.V.
BMS Pharmaceuticals Korea Holdings B.V.
BMS Pharmaceuticals Mexico Holdings B.V.
BMS Pharmaceuticals Netherlands Holdings B.V.
BMS Real Estate LLC
BMS Spain Investments LLC
Bristol (Iran) S.A.
Bristol Iran Private Company Limited
Bristol Laboratories Inc.
Bristol Laboratories International, S.A.
Bristol Laboratories Medical Information Systems Inc.
Bristol-Myers (Andes) L.L.C.
Bristol-Myers (Private) Limited
Bristol-Myers de Venezuela S.C.A.
Bristol-Myers K.K.
Bristol-Myers Middle East S.A.L.
Bristol-Myers Overseas Corporation
Bristol-Myers Squibb & Gilead Sciences, LLC
Bristol-Myers Squibb (China) Investment Co., Ltd.
Bristol-Myers Squibb (China) Pharmaceuticals Co., Ltd.
Bristol-Myers Squibb (Israel) Ltd.
Bristol-Myers Squibb (NZ) Limited
Bristol-Myers Squibb (Proprietary) Limited
Bristol-Myers Squibb (Shanghai) Trading Co. Ltd.
Bristol-Myers Squibb (Singapore) Pte. Limited
Bristol-Myers Squibb (Taiwan) Ltd.
Bristol-Myers Squibb (West Indies) Ltd.
Bristol-Myers Squibb A.E.
Bristol-Myers Squibb Aktiebolag
Bristol-Myers Squibb and Gilead Sciences Limited
Bristol-Myers Squibb Argentina S. R. L.
Bristol-Myers Squibb Australia Pty. Ltd.
Bristol-Myers Squibb Axia Limited

E-21-1

Bristol-Myers Squibb B.V.
Bristol-Myers Squibb Belgium S.A.
Bristol-Myers Squibb Business Services Limited
Bristol-Myers Squibb Canada Co.
Bristol-Myers Squibb Canada International Limited
Bristol-Myers Squibb de Colombia S.A.
Bristol-Myers Squibb de Costa Rica Sociedad Anonima
Bristol-Myers Squibb de Guatemala, S.A.
Bristol-Myers Squibb de Mexico, S. de R.L. de C.V.
Bristol-Myers Squibb Delta Company Limited
Bristol-Myers Squibb Egypt, LLC
Bristol-Myers Squibb EMEA Sarl
Bristol-Myers Squibb Epsilon Holdings
Bristol-Myers Squibb Farmaceutica Portuguesa S.A.
Bristol-Myers Squibb Farmaceutica S.A.
Bristol-Myers Squibb GesmbH
Bristol-Myers Squibb GmbH & Co. KGaA
Bristol-Myers Squibb Holding Germany GmbH & Co. KG
Bristol-Myers Squibb Holdings 2002 Limited
Bristol-Myers Squibb Holdings Germany Verwaltungs Gmbh
Bristol-Myers Squibb Holdings Ireland
Bristol-Myers Squibb Holdings Limited
Bristol-Myers Squibb Holdings Pharma Ltd. Liability Company
Bristol-Myers Squibb Ilaclari, Inc.
Bristol-Myers Squibb India Pvt. Limited
Bristol-Myers Squibb International Company
Bristol-Myers Squibb International Corporation
Bristol-Myers Squibb Investco, L.L.C.
Bristol-Myers Squibb Luxembourg International S.C.A.
Bristol-Myers Squibb Luxembourg S.a.r.l.
Bristol-Myers Squibb Manufacturing Company
Bristol-Myers Squibb Marketing Services S.R.L.
Bristol-Myers Squibb MEA GmbH
Bristol-Myers Squibb Middle East & Africa FZ-LLC
Bristol-Myers Squibb Norway Ltd.
Bristol-Myers Squibb Nutricionales de Mexico, S. de R.L. de C.V.
Bristol-Myers Squibb Peru S.A.
Bristol-Myers Squibb Pharma (HK) Ltd
Bristol-Myers Squibb Pharma (Thailand) Limited
Bristol-Myers Squibb Pharma Company
Bristol-Myers Squibb Pharma EEIG
Bristol-Myers Squibb Pharma Holding Company, LLC
Bristol-Myers Squibb Pharma Ventures Corporation
Bristol-Myers Squibb Pharmaceutical Trading Ltd.
Bristol-Myers Squibb Pharmaceuticals
Bristol-Myers Squibb Pharmaceuticals Limited
Bristol-Myers Squibb Polska Sp. z o.o.
Bristol-Myers Squibb Products S.A.
Bristol-Myers Squibb Puerto Rico, Inc.
Bristol-Myers Squibb Puerto Rico/Sanofi Pharmaceutical Partnership Puerto Rico
Bristol-Myers Squibb S.r.l.
Bristol-Myers Squibb SA
Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership
Bristol-Myers Squibb Sarl
Bristol-Myers Squibb Service Ltd.
Bristol-Myers Squibb Services Sp. z o.o.
Bristol-Myers Squibb spol. s r.o.
Bristol-Myers Squibb Trustees Limited
Bristol-Myers Squibb Verwaltungs GmbH

E-21-2

Bristol-Myers Squibb, S.A.U.
Bristol-Myers Squibb/Astrazeneca EEIG
Bristol-Myers Squibb/Pfizer EEIG
Bristol-Myers Squibb/Sanofi Pharmaceuticals Partnership
Compania Bristol-Myers Squibb de Centro America
E. R. Squibb & Sons Inter-American Corporation
E. R. Squibb & Sons Limited
E. R. Squibb & Sons, L.L.C.
EWI Corporation
FermaVir Pharmaceuticals, L.L.C.
FermaVir Research, L.L.C.
GenPharm International, L.L.C.
Grove Insurance Company Ltd.
Heyden Farmaceutica Portugesa Limitada
Inhibitex, L.L.C.
iPierian, Inc.
Kosan Biosciences Incorporated
Linson Investments Limited
Mead Johnson (Manufacturing) Jamaica Limited
Mead Johnson Jamaica Ltd.
O.o.o. Bristol-Myers Squibb
O.o.o. Bristol-Myers Squibb Manufacturing
Oy Bristol-Myers Squibb (Finland) AB
Princeton Pharmaceutical Products, Inc.
Route 22 Real Estate Holding Corporation
Sanofi Clir
Sino-American Shanghai Squibb Pharmaceuticals Limited
Societe Francaise de Complements Alimentaires(S.O.F.C.A.)
Squibb Manufacturing Company
Squibb Middle East S.A.
Swords Laboratories
Tri-Supply Limited
Unterstutzungskasse Bristol-Myers Squibb GmbH
UPSA SAS
Westwood-Intrafin SA
Westwood-Squibb Pharmaceuticals, Inc.
ZymoGenetics Paymaster, LLC
ZymoGenetics, Inc.
ZymoGenetics, LLC

E-21-3